                                                                   EXHIBIT 11(b)

Gary L. French, Chief Executive Officer, and Ann M. Casey, Chief Financial Officer of The China Fund, Inc. (the "Fund"), each certify that:

1. This Form N-CSR filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By: /s/ Gary L. French
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    Gary L. French
    Chief Executive Officer of The China Fund, Inc.

Date: January 7, 2005

By: /s/ Ann M. Carpenter
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    Ann M. Carpenter
    Chief Financial Officer of the The China Fund, Inc.

Date: January 7, 2005